FOR IMMEDIATE RELEASE

LCC Contact:
Nancy Feeney
Area Vice President
nancy_feeney@lcc.com
+1 703.873.2077

LCC International Receives Nasdaq Notice Regarding
Minimum Bid Price

MCLEAN, VA– Aug. 11, 2008 – LCC International, Inc. (NASDAQ:LCCI), a leader in advanced wireless services and solutions, announced today that it received a written notice from The Nasdaq Stock Market (“Nasdaq”) on August 8, 2008 indicating that the Company fails to comply with the minimum bid price requirement for continued listing on the Nasdaq Global Market because the bid price of its common stock has closed below the Nasdaq minimum bid price listing requirement of $1.00 per share for 30 consecutive business days. Under Nasdaq Marketplace rules, the Company has been provided 180 calendar days, or until Feb. 4, 2009, to regain compliance. If, at any time before February 4, 2009, the bid price of the Company’s common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, the Company will have regained compliance with the listing requirement.

If the Company does not achieve the minimum closing bid price requirement by February 4, 2009, Nasdaq will provide the Company written notification that its securities will be delisted.
The Company may either appeal this decision or, alternatively, it may apply for a transfer of its securities to the Nasdaq Capital Market, provided that it qualifies under all of the Nasdaq Capital Market initial listing criteria at that date other than the minimum bid price. If its transfer application to Nasdaq Capital Market is accepted, the Company will be granted an additional 180 calendar days to regain compliance with the minimum bid price listing requirement. If the Company is not eligible to transfer its listing to the Nasdaq Capital Market and to be granted the additional compliance period, the Company’s securities will be delisted from the Nasdaq Stock Market, subject to its right to appeal the determination to Nasdaq Listing Qualification Panel. There can be no assurance that Nasdaq will grant the Company’s request for continued listing or the application for transfer to the Nasdaq Capital Market.

About LCC International, Inc.
Celebrating 25 years in the wireless industry, LCC International (NASDAQ: LCCI) is the recognized leader in providing wireless voice and data turn-key services to the telecommunications industry. Our service offering includes network services, business consulting, tools-based solutions, and training through our world-renowned Wireless Institute. The Company has worked with all major access technologies (including UMTS, EV-DO, HSDPA and WiMAX) and has participated in the success of some of the most sophisticated wireless systems in the world. LCC is unique in its ability to provide comprehensive turnkey services to wireless operators around the world. We bring local knowledge and global capabilities to our customers, offering innovative solutions, insight into cutting-edge developments and delivering solutions that increase business efficiencies. News and additional information are available at www.lcc.com.

Cautionary Note regarding forward-looking statements under the Private Securities Litigation Reform Act of 1995:

Information in this release regarding LCC’s expectations, beliefs, and intentions are forward-looking statements that involve risks and uncertainties. All forward-looking statements included in this release are based upon information available to LCC as of the date of this release, which may change, and LCC assumes no obligation to update any such forward-looking statement. These statements are not guarantees. Factors that could cause or contribute to differences from such expectations include, but are not limited to risks associated with international operations, challenges and costs arising from integration of new operations and other factors that may affect our business are discussed in LCC’s filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K and our quarterly reports on Form 10-Q.

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